Exhibit (m)(xiii) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K




                         SELLING AND SERVICES AGREEMENT

     THIS AGREEMENT, made and entered into as of this 1st day of October, 1999 by and among Aetna Investment Services, Inc. ("AISI"), Aetna Life Insurance and Annuity Company ("ALIAC") (collectively, "Aetna"), Wachovia Bank, N.A. ("Wachovia"), Federated Shareholder Services Company ("Transfer Agent") and Federated Securities Corp. ("Distributor").

      WHEREAS, Distributor acts as principal underwriter for the registered investment companies listed on Exhibit A hereto as the same may be amended from time to time (each a "Fund") or collectively the "Funds"); and

      WHEREAS, Transfer Agent acts as transfer agent for the Funds; and

      WHEREAS, Wachovia acts as investment adviser to the Funds; and

      WHEREAS, AISI distributes shares of investment companies to certain plans under Sections 401 or 457 of the Internal Revenue Code of 1986, as amended ("Code"), custodial accounts under Section 403(b)(7) or 408 of the Code, and certain nonqualified deferred compensation arrangements (collectively, "Plans"); and

      WHEREAS, ALIAC is an insurance company that provides various recordkeeping and other administrative services to Plans; and

      WHEREAS, ALIAC will provide various administrative and shareholder services in connection with the investment by the Plans in the Funds.

      NOW, THEREFORE, it is agreed as follows:

1.    INVESTMENT OF PLAN ASSETS.
      -------------------------

      AISI represent that it is authorized under the Plans to implement the investment of Plan assets in the name of an appropriately designated nominee of each Plan ("Nominee") in shares of investment companies (including the Funds) or other investment vehicles specified by a sponsor, an investment adviser, an administrative committee, or other fiduciary as designated by a Plan ("Plan Representative") upon the direction of a Plan participant or beneficiary ("Participant"). The parties acknowledge and agree that selections of particular investment companies or other investment vehicles are made by Plan representatives or Participants, who may change their respective selections from time to time in accordance with the terms of the Plan.

2.    OMNIBUS ACCOUNT.
      ---------------

      The parties agree that a single omnibus account held in the name of the Nominees shall be maintained by Transfer Agent for those Plan assets directed for investment in the Funds ("Account"). ALIAC as service agent for the Plans, shall facilitate purchase and sale transactions with respect to the Account in accordance with this Agreement.

3.    PRICING INFORMATION, ORDERS, SETTLEMENT.
      ---------------------------------------

      (a) Transfer Agent will cause shares of the Funds to be made available to be purchased by the Nominee on behalf of the Account at the net asset value applicable to each order; provided, however, that the Plans meet the criteria for purchasing shares of the Funds at net asset value as described in the Funds' prospectuses. Fund shares shall be purchased and redeemed on a net basis by Fund for such Plans in such quantity and at such time determined by AISI or the Nominee to correspond with investment instructions received by AISI from Plan Representatives or Participants.

      (b) Transfer Agent agrees to furnish or cause to be furnished to AISI for each Fund: (i) confirmed net asset value information as of the close of trading (currently 4:00 p.m., East Coast time) on the New York Stock Exchange ("Close of Trading") on each business day that the New York Stock Exchange is open for business ("Business Day") or at such other time as the net asset value of a Fund is calculated as disclosed in the relevant then current prospectus(es) in a format that includes the Fund's name and the change from the last calculated net asset value, (ii) dividend and capital gains information as it arises, and (iii) in the case of a fixed income fund, the daily accrual or the distribution rate factor. Transfer Agent shall provide or cause to be provided to AISI such information by 6:30 p.m., East Coast time.

      (c) Transfer Agent hereby appoints AISI as agent for the Funds for purposes of Rule 22c-1 of the Investment Company Act of 1940 (the "1940 Act") to accept Instructions (as hereinafter defined) on behalf of the Funds. AISI, as agent for the Funds for the sole purposes expressed herein shall receive from Plan Representatives or Participants for acceptance as of the Close of Trading on each Business Day: (i) orders for the purchase of shares of the Funds, exchange orders, and redemption requests and redemption directions with respect to shares of the Funds held by the Nominee ("Instructions"),. (ii) transmit to Transfer Agent such Instructions no later than 9:00 a.m., East Coast time on the next following Business Day, and (iii) upon acceptance of any such Instructions, communicate such acceptance to the Plan Representatives or Plan Participants, as appropriate ("Confirmation"). The Business Day on which such Instructions are received in proper form by AISI and time stamped by the Close of Trading will be the dates as of which Fund shares shall be deemed purchased, exchanged, or redeemed as a result of such Instructions. Instructions received in proper form by AISI and time stamped after the Close of Trading on any given Business Day shall be treated as if received on the next following Business Day. AISI agrees that all Instructions received by AISI, which will be transmitted to Transfer Agent for processing as of a particular Business Day, will have been received and time stamped prior to the Close of Trading on that previous Business Day.

      (d) AISI will wire payment, or arrange for payment to be wired, for such purchase orders, in immediately available funds, to a Fund custodial account or accounts designated by Transfer Agent, as soon as possible, but in any event no later than 4:00 p.m., East Coast time on the Business Day following the Business Day as of which such purchase orders are made in conformance with Section 3(c).

      (e) Transfer Agent or its designees will wire payment, or arrange for payment to be wired, for redemption orders, in immediately available funds, to an account or accounts designated by AISI, as soon as possible, but in any event no later than 4:00 p.m. East Coast time on the same Business Day as of which such redemption orders are received by the Transfer Agent in conformance with
Section 3(c).

      (f) In lieu of the applicable provisions set forth in subparagraphs 3(a) through 3(e) above, the parties may agree to provide pricing information, execute orders and wire payments for purchases and redemptions through National Securities Clearing Corporation's Fund/SERV System, in which case such activities will be governed by the provisions set forth in an appropriate Exhibit to this Agreement.

      (g) Upon Transfer Agent's request, AISI shall provide copies of historical records relating to transactions between the Funds and the Plan Representatives or Participants investing in such Funds, written communications regarding the Funds to or from such persons, and other materials, in each case, as may reasonably be requested to enable Transfer Agent or any other designated entity, including without limitation, auditors or investment advisers of the Funds to monitor and review the services being provided under this Agreement, or to comply with any request of a governmental body or self-regulatory organization or a shareholder. AISI also agrees that AISI will permit Transfer Agent or the Funds, or any duly designated representative to have reasonable access to AISI's personnel and records in order to facilitate the monitoring of the quality of the services being provided under this Agreement.

      (h) AISI shall assume responsibility, indemnify and hold Transfer Agent harmless, as herein described for any loss to Transfer Agent or to a Fund caused by a cancellation or correction made to an Instruction by a Plan Representative or Participant subsequent to the date as of which such Instruction has been received by AISI and originally relayed to Transfer Agent, and AISI will immediately pay such loss to Transfer Agent or such Fund upon AISI's receipt of written notification, with supporting data.

      (i) Transfer Agent shall indemnify and hold Aetna harmless, from the effective date of this Agreement, against any amount Aetna is required to pay to Plans, Plan Representatives, or Participants due to: (i) an incorrect calculation of a Fund's daily net asset value, dividend rate, or capital gains distribution rate or (ii) incorrect or unreasonably late (i.e., later than 7 p.m. East Coast Time) reporting of the daily net asset value, dividend rate, or capital gain distribution rate of a Fund, upon written notification by Aetna, with supporting data, to Transfer Agent. In addition, Transfer Agent shall be liable to Aetna for any costs Aetna incurs in the preparation, printing and mailing of communications to Plans or Participants, if such costs or expenses are a result of the Fund's failure to provide timely or correct net asset values, dividend and capital gains or financial information and if such information is not corrected by 4:00 p.m. East Coast time of the next business day after releasing such incorrect information provided the incorrect NAV as well as the correct NAV for each day that the error occurred is provided. If a mistake is caused in supplying such information or confirmations, which results in a reconciliation with incorrect information, the amount required to make a Plan's or a Participant's account whole shall be borne by the party providing the incorrect information, regardless of when the error is corrected.

      (j) Each party shall notify the other of any errors or omissions in any information, including a net asset value and distribution information set forth above, and interruptions in or delay or unavailability of, the means of transmittal of any such information as promptly as possible. AISI and Transfer Agent agree to maintain reasonable errors and omissions insurance coverage commensurate with each party's respective responsibilities under this Agreement.

4.    SERVICING FEES.
      --------------

      The provision of shareholder and administrative services to the Plans shall be the responsibility of AISI, ALIAC or the Nominee and shall not be the responsibility of Transfer Agent. The Nominee will be recognized as the sole shareholder of Fund shares purchased under this Agreement. In consideration of the shareholder and administrative services resulting from such arrangement, in addition to any shareholder services fee paid to ALIAC or AISI by the Funds as set forth in a Shareholder Servicing Agreement, Wachovia agrees to pay to ALIAC a servicing fee based on the annual rate of 0.10% (.025% quarterly) of the average net assets invested in the Funds through ALIAC's arrangements with Plans in each calendar quarter. Wachovia will make such payments to ALIAC within thirty (30) days after the end of each calendar quarter. Each payment will be accompanied by a statement showing the calculation of the fee payable to ALIAC for the quarter and such other supporting data as may be reasonably requested by ALIAC.

5.    EXPENSES.
      --------

      Wachovia shall make available for reimbursement certain out-of-pocket expenses ALIAC incurs in connection with providing shareholder services to the Plans. These expenses include actual postage paid by ALIAC in connection with mailing updated prospectuses, supplements and financial reports to Plan Representatives or Participants for which ALIAC provides shareholder services hereunder, and all costs incurred by ALIAC associated with proxies for the Fund, including proxy preparation, group authorization letters, programming for tabulation and necessary materials (including postage). Except as otherwise agreed in writing, Aetna shall bear all other expenses incidental to the performance of the services described herein. Wachovia shall, however, provide Aetna, or at Aetna's request, the Plan, with such sufficient copies of relevant prospectuses for all Participants making an initial Fund purchase as well as relevant prospectuses, prospectus supplements and periodic reports to shareholders, and other material as shall be reasonably requested by Aetna to disseminate to Plan participants who purchase share of the Funds.

6.    TERMINATION.
      -----------

      This Agreement shall terminate as to the maintenance of the Account:

      (a) At the option of either Aetna or Transfer Agent upon six (6) months advance written notice to the other parties;

      (b) At the option of Aetna, if shares of the Funds are not available for any reason to meet the investment requirements of the Plans; provided, however, that prompt advance notice of election to terminate shall be furnished by the terminating entity;

      (c) At the option of either AISI or Transfer Agent, upon institution of formal disciplinary or investigative proceedings against AISI, Transfer Agent or the Funds by the National Association of Securities Dealers, Inc. ("NASD"), SEC, or any other regulatory body;

      (d) At the option of Transfer Agent, if Transfer Agent shall reasonably determine in good faith that shares of the Funds are not being offered in conformity with the terms of this Agreement;

      (e) At the option of Aetna, upon termination of the investment advisory agreement between the Funds and Wachovia; written notice of such termination shall be promptly furnished to Aetna;

      (f) Upon assignment of this Agreement by any party, unless made with the written consent of all other parties hereto (which in the case of assignments to affiliates shall not unreasonably be withheld); provided, however, that AISI or ALIAC may enter into arrangements with unaffiliated broker-dealers that allow such broker-dealers to present information regarding the Funds to Plans (such materials to be approved by the Distributor pursuant to Section 8 hereof), without the written consent of Transfer Agent or the Distributor; or

      (g) If the Fund's shares are not registered, issued or sold in conformance with federal law or such law precludes the use of Fund shares as an investment vehicle for the Plans; provided, however, that prompt notice shall be given by any party should such situation occur.

7.    CONTINUATION OF AGREEMENT.
      -------------------------

      Termination as the result of any cause listed in Section 6 hereof shall not affect the Funds' respective obligations to continue to maintain the Account as an investment option for Plans electing to invest in the Funds prior to the termination of this Agreement.

8.    ADVERTISING AND RELATED MATERIALS.
      ---------------------------------

      (a) Advertising and literature with respect to the Funds prepared by AISI or the Nominee or its agents for use in marketing shares of the Funds to the Plans (except any material that simply lists the Funds' names) shall be submitted to Distributor for review and approval before such material is used with the general public or any Plan, Plan Representative, or Participant. Distributor shall advise the submitting party in writing within four (4) Business Days of receipt of such materials Distributor of its approval or disapproval of such materials.

      (b) Distributor will cause to be provided to Aetna at least one complete copy of all prospectuses, statements of additional information, annual and semiannual reports and proxy statements, other related documents, and all amendments or supplements to any of the above documents that relate to the Funds promptly after the filing of such document with the SEC or other regulatory authorities.

9.    PROXY VOTING.
      ------------

      Aetna or the Nominee will distribute to Plan Representatives or Participants all proxy materials furnished by Transfer Agent or its designees for the Funds. Aetna and the Nominee shall not oppose or interfere with the solicitation of proxies for Fund shares held for such beneficial owners.

10.   INDEMNIFICATION.
      ---------------

      (a) Aetna agrees to indemnify and hold harmless the Funds, Transfer Agent, the Distributor and each of their directors, officers, employees, agents and each person, if any, who controls the Funds or their investment adviser within the meaning of the Securities Act of 1933 ("1933 Act") against any losses, claims, damages or liabilities to which the Funds, Transfer Agent, Distributor or any such director, officer, employee, agent, or controlling person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of, or are based upon, the provision of administrative services by ALIAC under this Agreement, or (ii) result from a breach of a material provision of this Agreement. Aetna will reimburse any legal or other expenses reasonably incurred by the Funds, Transfer Agent or Distributor or any such director, officer, employee, agent, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Aetna will not be liable for indemnification hereunder to the extent that any such loss, claim, damage, liability or action arises out of or is based upon the gross negligence or willful misconduct of Transfer Agent or Distributor or any such director, officer, employee, agent or any controlling person herein defined in performing their obligations under this Agreement.

      (b) Transfer agent agrees to indemnify and hold harmless each of AISI and ALIAC, the Nominee and each of their directors, officers, employees, agents and each person, if any, who controls AISI and ALIAC and the Nominee within the meaning of the 1933 Act against any losses, claims, damages or liabilities to which AISI or ALIAC, the Nominee, or any such director, officer, employee, agent or controlling person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) result from a breach of a material provision of this Agreement. Transfer Agent will reimburse any legal or other expenses reasonably incurred by AISI or ALIAC, the Nominee, or any such director, officer, employee, agent, or controlling person in connection with investigation or defending any such loss, claim, damage, liability or action; provided, however, that will not be liable for indemnification hereunder to the extent that any such loss, claim, damage or liability arises out of, or is based upon, the gross negligence or willful misconduct of AISI or ALIAC, the Nominee or their respective directors, officers, employees, agents, or any controlling person herein defined in the performance of their obligations under this Agreement.

      (c) Distributor agrees to indemnify and hold harmless each of AISI and ALIAC, the Nominee and each of their directors, officers, employees, agents and each person, if any, who controls AISI and ALIAC and the Nominee within the meaning of the 1933 Act against any losses, claims, damages or liabilities to which AISI or ALIAC, the Nominee, or any such director, officer, employee, agent or controlling person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) result from a breach of a material provision of this Agreement. Distributor will reimburse any legal or other expenses reasonably incurred by AISI or ALIAC, the Nominee, or any such director, officer, employee, agent, or controlling person in connection with investigation or defending any such loss, claim, damage, liability or action; provided, however, that will not be liable for indemnification hereunder to the extent that any such loss, claim, damage or liability arises out of, or is based upon, the gross negligence or willful misconduct of AISI or ALIAC, the Nominee or their respective directors, officers, employees, agents, or any controlling person herein defined in the performance of their obligations under this Agreement.

      (d) Promptly after receipt by an indemnified party hereunder of notice of the commencement of action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under this Section 10. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish to, assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not enter into any settlement without consent of the indemnified party unless (i) the settlement provides only for the payment of money, and (ii) the settlement requires the delivery of an unconditional release of the indemnified party as part of the settlement.

11.   REPRESENTATIONS AND WARRANTIES.
      ------------------------------

      (a) Representations of ALIAC.  ALIAC represents and warrants:

      (i) that it (1) is a life insurance company organized under the laws of the State of Connecticut, (2) is in good standing in that jurisdiction, (3) is in material compliance with all applicable federal and state insurance laws, (4) is duly licensed and authorized to conduct business in every jurisdiction where such license or authorization is required, and will maintain such license or authorization in effect at all times during the term of this Agreement, and (5) has full authority to enter into this Agreement and carry out its obligations pursuant to its terms; and

      (ii) that it is authorized under the Plans to (1) provide administrative services to the Plans and (2) facilitate transactions in the Fund through the Account; and

      (iii) that as of the date of this Agreement, and at all times during which this Agreement, or any obligations hereunder, remain in effect, ALIAC shall maintain appropriate insurance coverage, including errors and omissions insurance, and if necessary, bonding, issued by a qualified insurance carrier with a Best's rating of at least "A" or with the highest rating by a nationally recognized statistical rating organization, of the types ordinarily maintained by like agents servicing mutual funds or their agents, and in commercially recognizable amounts. No provision of this Agreement shall be construed to relieve an insurer of any obligation to pay claims to Transfer Agent, Distributor, AISI, ALIAC, or other insured parties which would otherwise be a covered claim in the absence of any provision of this Agreement.

      (b) Representations of AISI.  AISI represents and warrants:

      (i) that it (1) is a member in good standing of the NASD, (2) is registered as a broker-dealer with the SEC, and (3) will continue to remain in good standing and be so registered during the term of this Agreement;

      (ii) that it (1) is a corporation duly organized under the laws of the State of Connecticut, (2) is in good standing in that jurisdiction, (3) is in material compliance with all applicable federal, state and securities laws, (4) is duly registered and authorized to conduct business in every jurisdiction where such registration or authorization is required, and will maintain such registration or authorization in effect at all times during the term of this Agreement, and (5) has full authority to enter into this Agreement and carry out its obligations pursuant to the terms of this Agreement;

      (iii) that it is authorized under the Plans to make available investments of Plan assets in the name of the Nominee of each Plan in shares of investment companies or other investment vehicles specified by Plan Representatives or Participants;

      (iv) that it will not, without the written consent of Distributor, make representations concerning shares of the Funds except those contained in the then-current prospectus and in the current printed sales literature approved by either the Fund or Distributor;

      (v) that in connection with its obligations under Section 3 of this Agreement, its internal control structure over the processing and transmission of Instructions is suitably designed to prevent or detect on a timely basis Instructions received after the Close of Trading from being aggregated with Instructions received before Close of Trading, and to minimize errors that could result in late transmission of Instructions to the Funds; and

      (vi) that as of the date of this Agreement, and at all times during which this Agreement, or any obligations hereunder, remain in effect, AISI shall maintain appropriate insurance coverage, including errors and omissions insurance, and if necessary, bonding, issued by a qualified insurance carrier with a Best's rating of at least "A" or with the highest rating by a nationally recognized statistical rating organization, of the types ordinarily maintained by like agents servicing mutual funds or their agents, and in commercially recognizable amounts. No provision of this Agreement shall be construed to relieve an insurer of any obligation to pay claims to Transfer Agent, Distributor, AISI, ALIAC, or other insured parties which would otherwise be a covered claim in the absence of any provision to this Agreement.

      (c) Representations of Distributor.   Distributor represents and warrants:

      (i) that the Funds (1) are duly organized under the laws of the various states, (2) are in good standing in such jurisdictions, (3) are in material compliance with all applicable federal, state and securities laws, and (4) are duly licensed and authorized to conduct business in every jurisdiction where such license or authorization is required;

      (ii) that the shares of the Funds are registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the States and all applicable federal, state, and securities laws; that the Funds amend their registration statements under the 1933 Act and the 1940 Act from time to time as required or in order to effect the continuous offering of its shares; and that the Funds have registered and qualified its shares for sale in accordance with the laws of each jurisdiction where it is required to do so;

      (iii) that the Funds are currently qualified as regulated investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended, and will make every effort to maintain such qualification, and that Distributor will notify AISI and ALIAC immediately upon having a reasonable basis for believing that any of the Funds have ceased to qualify;

      (iv) that Distributor (1) is a member in good standing of the NASD, (2) is registered as a broker-dealer with the SEC, and (3) will continue to remain in good standing and be so registered during the term of this Agreement; and

      (v) that Distributor (1) is a corporation duly organized under the laws of the Commonwealth of Massachusetts, (2) is in good standing in that jurisdiction,
(3) is in material compliance with all applicable federal, state, and securities laws, (4) is duly registered and authorized in every jurisdiction where such license or registration is required, and will maintain such registration or authorization in effect at all times during the term of this Agreement, and (5) has full authority to enter into this Agreement and carry out its obligations pursuant to the terms of this Agreement.

      (d) Representations of Transfer Agent. Transfer Agent represents and warrants:

      (i) that it is a corporation duly organized under the laws of the State of Delaware, (2) is in good standing in that jurisdiction, (3) is in material compliance with all applicable federal, state, and securities laws, (4) is duly registered as a transfer agent, and (4) has full authority to enter into this Agreement and carry out its obligations pursuant to the terms of this Agreement.

12.   GOVERNING LAW.
      -------------

      This Agreement and all the rights and obligations of the parties shall be governed by and construed under the laws of the State of Connecticut without giving effect to the principles of conflicts of laws.

13.   YEAR 2000.
      ---------

      AISI, ALIAC, Distributor and Transfer Agent each represent and warranty that (i) they have examined and tested their systems and made reasonable inquiry of their respective business partners and other entities with whom they conduct business with respect to Year 2000 problems and (ii) their ability to perform their respective obligations under this Agreement will not be interrupted or disrupted as a result of any business interruptions or other business problem relating to specific dates or days before, during and after the Year 2000.

14.   MISCELLANEOUS.
      -------------

      (a) Amendment and Waiver. Neither this Agreement nor any provision hereof may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by all parties hereto.

      (b) Notices. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, facsimile, express delivery or registered or certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following address, or at such other addresses as may be designed by notice from such party to all other parties.

      To AISI/ALIAC:

       Aetna Investment Services, Inc./Aetna Life Insurance and Annuity Company
            151 Farmington Avenue
            Hartford, CT  06156
            Attention:   Julie E. Rockmore, Counsel
            (860) 273-4686

      To Distributor:

            Federated Securities Corp.
            1001 Liberty Avenue
            Pittsburgh, PA  15222-3779
            Attention:  General Counsel

      To Transfer Agent:

            Federated Shareholder Services Company
            5800 Corporate Drive

            Pittsburgh, PA  15237
            Attention:  Phil Hetzel

            With a copy to:

            Federated Shareholder Services Company
            1001 Liberty Avenue
            Pittsburgh, PA  15222-3779
            Attention:  General Counsel

      To Wachovia:

            Wachovia Bank, N.A.
            100 N. Main Street
            Winston Salem, NC  27101
            Attention:  Ed Bolling

Any notice, demand or other communications given in a manner prescribed in this Subsection (b) shall be deemed to have delivered on receipt.

      (c) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assign.

      (d) Counterparts. This Agreement may be executed in any number of counterpart, all of which taken together shall constitute one agreement, and any party hereto may execute this Agreement by signing any such counterpart.

      (e) Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provision contained herein shall not in any way be affected or impaired thereby.

      (f) Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof, and supersedes all prior agreement and understanding relating to such subject matter.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers as of the date first written above.

AETNA LIFE INSURANCE AND ANNUITY COMPANY
By  /S/ LAURIE M. LEBLANC
  ----------------------------
Name  LAURIE M. LEBLANC
    --------------------------
Title  VICE PRESIDENT
     -------------------------

AETNA INVESTMENT SERVICES, INC.
By  /S/ LAURIE M. LEBLANC
  ----------------------------
Name  LAURIE M. LEBLANC
    --------------------------
Title  VICE PRESIDENT
     -------------------------

FEDERATED SECURITIES CORP.
By  /S/ JAMES F. GETZ
  ----------------------------
Name  JAMES F. GETZ
    --------------------------
Title  PRESIDENT
     -------------------------

FEDERATED SHAREHOLDER SERVICES COMPANY

By:  /S/ JOHN SHEEHAN
   ---------------------------
Name  JOHN SHEEHAN
    --------------------------
Title  VICE PRESIDENT
     -------------------------

WACHOVIA BANK, N.A.
By  /S/ R. EDWARD BOWLING
  ----------------------------
Name  R. EDWARD BOWLING
    --------------------------
Title  SENIOR VICE PRESIDENT
     -------------------------

                                    EXHIBIT A

                          Wachovia Special Values Fund

                             Wachovia Balanced Fund